Exhibit 99

Item 1.

Number of Shares	Price in Dollars
100	20.84
400	20.86
200	20.87
300	20.95
426	20.98
2283	20.99
700	21.00
400	21.01
300	21.02
100	21.03
200	21.05
200	21.10
900	21.12
100	21.14
1000	21.15
1200	21.16
1800	21.17
300	21.18
1400	21.19
1000	21.20
1000	21.21
2600	21.22
2790	21.23
800	21.24
900	21.25
2000	21.26
2000	21.27
3000	21.28
500	21.29
2600	21.30
4600	21.31
3000	21.32
3500	21.33
2800	21.34
1900	21.35
1300	21.36
3600	21.40
100	21.41
200	21.42
100	21.43
100	21.45
1202	21.46
2455	21.47
4350	21.48
3200	21.49

7800	21.50
7400	21.51
2700	21.52
3940	21.53
8500	21.54
5149	21.55
3600	21.56
2200	21.57
3900	21.58
800	21.59
3100	21.60
800	21.61
2200	21.62
1500	21.63
6300	21.64
4500	21.65
3100	21.66
300	21.67
2900	21.68
2100	21.69
1100	21.70
1500	21.71
1100	21.72
700	21.73
3000	21.74
1305	21.75
1500	21.76
1000	21.78
1800	21.79
200	21.80
2000	21.83
300	21.84
300	21.86
300	21.88
200	21.89

Exhibit 99

Item 2.
Represents shares purchased by Gazit (1995), Inc. (“Gazit 1995”) pursuant to a Rule 10b5-1 trading plan adopted in November 2007.  Gazit 1995 is a member of a “group” with Mr. Katzman for purposes of Section 13(d) of the Exchange Act of 1934, as amended (the “Exchange Act”).  Gazit 1995 is wholly-owned subsidiary of MGN (USA) Inc. (“MGN (USA)”), a wholly-owned subsidiary of Gazit-Globe, Ltd. (“Gazit-Globe”).  Mr. Katzman is the Chairman of the Board of Gazit-Globe.

The securities reported as beneficially owned by Mr. Katzman include:

(a)
1,263,197 shares held of record by Gazit-Globe, which is a member of a “group” with Mr. Katzman for purposes of Section 13(d) of the Exchange Act of 1934, as amended (the “Exchange Act”). Mr. Katzman is the Chairman of the Board of Gazit-Globe.

(b)
5,668,207 shares held of record by Ficus, Inc. (“Ficus”), which is a member of a “group” with Mr. Katzman for purposes of Section 13(d) of the Exchange Act.  Ficus is also a wholly-owned subsidiary of First Capital Realty Inc.  (“First Capital”), an Ontario corporation, and is indirectly controlled by Gazit-Globe.  Mr. Katzman is the President of Ficus and Chairman of the Board of First Capital and Gazit-Globe.

(c)
8,315,363 shares held of record by Silver Maple (2001), Inc. (“Silver Maple”), which is a member of a “group” with Mr. Katzman for purposes of Section 13(d) of the Exchange Act.  Silver Maple is also a wholly-owned subsidiary of First Capital and is indirectly controlled by Gazit-Globe.  Mr. Katzman is the President of Silver Maple and Ficus and Chairman of the Board of First Capital and Gazit-Globe.

(d)	6,118,645 shares held of record by MGN (USA), a wholly-owned subsidiary of Gazit-Globe and a member of a “group” with Mr. Katzman for purposes of Section 13(d) of the Exchange Act.

(e)	5,283,829 shares held of record by MGN America, Inc., a wholly-owned subsidiary of MGN (USA) and a member of a “group” with Mr. Katzman for purposes of Section 13(d) of the Exchange Act.

(f)
8,144,050 shares of record held by Gazit 1995, a wholly-owned subsidiary of MGN (USA) and a member of a “group” with Mr. Katzman for purposes of Section 13(d) of the Exchange Act (including the 153,000 shares reported herein).

(g)	54,635 shares held of record by Mr. Katzman’s wife directly and as custodian for their daughters.

(h)	681,567 other shares held directly and indirectly by Mr. Katzman, including the shares reported herein.